IEC electronics corp

Absolutely, Positively, Perfect and On-Time(sm)

Investor Presentation

Florida + Virginia + New York

January, 2010

Safe Harbor Statement

The foregoing, including any discussion regarding the Company's future prospects, contains certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with economic conditions in the electronics industry, particularly in the principal industry sectors served by the Company, changes in customer requirements and in the volume of sales to principal customers, competition and technological change, the ability of the Company to control manufacturing and operating costs, satisfactory relationships with vendors. The Company's actual results of operations may differ significantly from those contemplated by any forward-looking statements as a result of these and other factors, including factors set forth in the Company's 2008 Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission.



- Electronic Manufacturing Services (EMS) Industry
  - Electronics are produced by thousands of contract manufacturers worldwide
    - Laptops, cell phones, printers, CD players, MP3 players, satellite communications equipment
- The largest in the industry are global in scope and customer coverage

IEC electronics corp
Absolutely, Positively, Perfect and On-Time

We Don’t Make These


HTC P4350
HTC Trinity P3600
HTC Artemis P3300
HTC Excalibur S620
HTC Oxygen S310
HTC TyTN
HTC MTeoR
BlackBerry Pearl 8100
BlackBerry 7130g
BlackBerry 7130c
BlackBerry 7130v
BlackBerry 7100x
BlackBerry 7100t
BlackBerry 7100v
BlackBerry 8707v
BlackBerry 8700c
BlackBerry 7290
Sagem myMobileTV
Sagem myC5-3
Sagem my600v
Sagem my600x
Sagem my800x
Sagem my300x
Sagem my900c
Sagem VS2
Sagem my700x
Sagem my400x
Sagem myW-7
Sagem my500X
Sagem myC5-2

Or These









IEC
electronics corp
Absolutely, Positively, Perfect and On-Time

We Make These



Complicated electronic assemblies

For These Applications:



Locomotive & Signaling Products



Satellite Communication Commercial & Government



Secure Defense Communications



Advanced Defense & Aerospace Systems



Combat Defense Systems



Timing Solutions

Strategic Direction

- Focusing on customers that have high reliability applications and/or very complex electronic assemblies
  - Become a crucial partner for our customers
  - Creates a unique position for our investors

- Primarily found in the following sectors:
  - Military and Aerospace
  - Industrial
  - Medical

Rochester N.Y. Based - National Reach

- ~ 480 Employees
- Customer mix 100% domestic
  - Our customers won't or can't go overseas for production:
    - Complexity of their assemblies
    - Security of their designs
    - Government restrictions



How Did We Navigate the Difficult Economic Climate?

- Impressive customers from a diverse group of industries
  - Well managed
  - Increasing their business with us
  - Military and Medical sectors remain strong

- Staying focused on our key sectors
  - Not chasing programs outside of our core areas of competency
  - Rigorous cash management
  - We are not impervious to being "blindsided"
    - Paying attention to details

IEC electronics corp
Absolutely, Positively, Perfect and On-Time℠

Where Is the Sales Growth Coming From?



Revenue (in millions)
$100
$80
$60
$40
$20
$0
2005
2006
2007
2008
2009
2010
(Projected)

ViaSat
Rockwell Collins
Parker
COMTECH
GOODRICH
QinetiQ North America
Foster-Miller
DRS TECHNOLOGIES
ZOLL Advancing Resuscitation. Today.
GE
L3 communications
LOCKHEED MARTIN
BAE SYSTEMS
ITT
TELEPHONICS A Griffon Company

Wind At Our Back

- Outsourcing within select markets continues to grow
  - Our customer's comparative advantage is designing not building sophisticated electronic assemblies
- Customers with ever increasing complex electronics hesitant to continue investing in the necessary equipment to support advanced assemblies
- Competitors that stumble
- Not immune to the occasional lull

IEC electronics corp
Absolutely, Positively, Perfect and On-Time

Financial Overview

Some of the Highest Margins in the Industry

Quarterly Margin Trends



Percent
20
18
16
14
12
10
8
6
4
2
0
17.5%
7.7%
3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09
Gross Profit Margin
Operating Margin

Operating Margin vs. Industry

IEC Operating Margin (ttm):	**7.11%**
IEC Operating Margin (quarter ended 9/30/09):	**7.70%**
Average EMS Sector Operating Margin (ttm)*:	**2.62%**

*Includes: LaBarge, Sigmatron, Sparton, KeyTronic, Sanmina, SMTC Corp., Benchmark, Plexus, and Nortech. **Average omits lowest figure.**

IEC electronics corp
Absolutely, Positively, Perfect and On-Time(SM)

Why Did the Acquisition of General Technology (GTC) Make Sense?

- GTC has solid relationships with a number of the 'Primes'
  - Lockheed
  - Rockwell Collins
  - Parker Hannifin

  } All with Multi-year programs
- Very strong margins
- Opens a new market niche for us in the Military and Aerospace sectors
  - Services required by some of our customers - could not adequately serve in the past
- Increase our penetration in the West and Southwest

IEC electronics corp
Absolutely, Positively, Perfect and On-Time

Why Did the Acquisition of General Technology (GTC) Make Sense?

- Acquisition financing
  - Used debt
  - Shareholders did not get diluted

- Expect to repay the debt quicker than normal with our NOL

2010 Outlook

	9/30/2007 Actual	9/30/2008 Actual	9/30/2009 Actual	9/30/2010 Forecast
Sales	$40,914	$51,092	$67,811	$96,000
Gross Profit	$3,877	$6,217	$10,500	$16,200
Op. Income	$985	$2,392	$4,819	$7,600
Net Inc. Before Tax	$503	$1,634	$4,718	$6,800
EBITDA		$2,770	$5,100	$8,500

$39 million NOL supports our cash flow and repayment of debt

IEC electronics corp
Absolutely, Positively, Perfect and On-Time℠

Looking Ahead – We See No Reason To Adjust Our Goal


Market Focus
Unique Capability
Goal: 2012
$150 million company
Uncompromising Performance

Absolutely, Positively Perfect and On-Time(sm)

Creating a more valuable company for our Customers, Employees and Shareholders

Increasing Sales, Higher Margins, and Lower Debt

IEC electronics corp
Absolutely, Positively, Perfect and On-Time(sm)